Exhibit 99.1

AIR INDUSTRIES GROUP
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [TBD], 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86073-S41426

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AIR INDUSTRIES GROUP

The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4 and 5.

		For	Against	Abstain
1.	To approve a proposal to authorize the issuance of AIR common stock as merger consideration pursuant to the terms of the merger agreement, in compliance with Section 713(b) of the NYSE American Company Guide, resulting in a change of control of AIR, as described in the proxy statement.	☐	☐	☐
2.	To approve a proposal to amend the articles of incorporation of AIR to increase the number of authorized shares of AIR common stock from 20,000,000 to 200,000,000, as described in the proxy statement.	☐	☐	☐
3.	To approve a proposal to amend the articles of incorporation of AIR to authorize stockholder action by written consent in lieu of a stockholder meeting at any time while the NTC Group, Inc., Thomas Foley and Taran Bakker and their respective affiliates collectively beneficially own at least a majority of the voting power of the outstanding shares of AIR common stock, as described in the proxy statement.	☐	☐	☐
4.	To approve an advisory resolution regarding the compensation that may be paid or become payable to AIR's Named Executive Officers in connection with the merger, as described in the proxy statement.	☐	☐	☐
5.	To approve a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve items 1, 2 or 3 above, as described in the proxy statement.	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s) and, in the discretion of the proxies, upon such other business as may properly come before the meeting. If no direction is made, this proxy will be voted FOR Item 1, FOR Item 2, FOR Item 3, FOR Item 4 and FOR Item 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V86074-S41426 AIR INDUSTRIES GROUP Special Meeting of Stockholders [TBD], 2026 This Proxy is Solicited on Behalf of the Board of Directors The stockholder(s) hereby appoint(s) Peter Rettaliata and Scott Glassman, and either of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Air Industries Group (the "Company") that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD], [A.M./P.M.], Eastern Time, on [TBD], 2026, at the offices of Air Industries Group at 1460 Fifth Avenue, Bay Shore, New York 11706, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.